                                                                    EXHIBIT 10.1


                           INDEMNIFICATION AGREEMENT


                 THIS AGREEMENT (the "Agreement") is made and entered into this ____ day of _______________, 1996 between ATL Products, Inc., a Delaware corporation (the "Company") and ____________________ ("Indemnitee").

                                WITNESSETH THAT:

                 WHEREAS, Indemnitee performs a valuable service for the Company; and

                 WHEREAS, the Board of Directors of the Company have adopted a Certificate of Incorporation (the "Certificate") permitting the Board of Directors to indemnify the [officers] [directors] of the Company; and

                 WHEREAS, the Certificate and Section 145 of the Delaware General Corporation Law, as amended ("Law"), by their nonexclusive nature permit contracts between the Company and the [officers] [directors] of the Company with respect to indemnification of such [officers] [directors]; and

                 WHEREAS, in accordance with the authorization as provided by the Law, the Company may purchase and maintain a policy or policies of director's and officer's liability insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its [officers] [directors] in the performance of their obligations as [officers] [directors] of the Company; and

                 WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded Company [officers] [directors] by such D & O Insurance and said uncertainty also exists under statutory and bylaw indemnification provisions; and

                 WHEREAS, in recognition of past services and in order to induce Indemnitee to continue to serve as a[n officer] [director] of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

                 NOW, THEREFORE, in consideration of Indemnitee's continued service as a[n officer] [director] after the date hereof, the parties hereto agree as follows:

                 1. INDEMNITY OF INDEMNITEE. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Law, as such may be amended from time to time, and Article [14] of the [Certificate], as such may be amended. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

                          (a)     Proceedings Other Than Proceedings by or in
the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                          (b)     Proceedings by or in the Right of the
Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

                          (c)     Indemnification for Expenses of a Party Who
is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

                 2.       ADDITIONAL INDEMNITY.

                          (a)     Subject only to the exclusions set forth in
Section 2(b) hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee against any and all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any Proceeding (including an action by or on behalf of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of his Corporate Status; provided, however, that with respect to actions by or on behalf of the Company, indemnification of Indemnitee against any judgments shall be made by the Company only as authorized in the specific case upon a determination that Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and

                          (b)     No indemnity pursuant to this Section 2 shall
be paid by the Company:

                                  (i)      In respect to remuneration paid to
Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                                  (ii)     On account of any suit in which
judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                                  (iii)    On account of Indemnitee's conduct
which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

                                  (iv)     If a final decision by a court
having jurisdiction in the matter shall determine that such indemnification is not lawful.

                 3.       CONTRIBUTION.   If the indemnification provided in
Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (i), (ii) and (iii) of Section 2(b), then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the

Indemnitee on the other hand in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

                 4. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                 5. ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee's Corporate Status within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

                 6.       PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
INDEMNIFICATION.

                          (a)     To obtain indemnification (including, but not
limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

                          (b)     Upon written request by Indemnitee for
indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided in Clause
(ii) below), or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by said Disinterested Directors, by the stockholders of the Company; and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten
(10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee's entitlement to indemnification. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

                          (c)     If the determination of entitlement to
indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                          (d)     The Company shall not be required to obtain
the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability.

                 7.       PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

                          (a)     In making a determination with respect to
entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                          (b)     If the person, persons or entity empowered or
selected under Section 6 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty
(30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to
Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or
(ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement.

                          (c)     The termination of any Proceeding or of any
claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                          (d)     For purposes of any determination of good
faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the [officers] [directors] of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

                 8.       REMEDIES OF INDEMNITEE.

                          (a)     In the event that (i) a determination is made
pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to
Section 3 or 4 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 or 7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

                          (b)     In the event that a determination shall have
been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

                          (c)     If a determination shall have been made
pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                          (d)     In the event that Indemnitee, pursuant to
this Section 8, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 16 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all expenses and, if requested by Indemnitee, shall (within ten
(10) days after receipt by the Company of a written request therefor) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee to recover under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

                          (e)     The Company shall be precluded from asserting
in any judicial proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

                 9.       NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE;
SUBROGATION.

                          (a)     The rights of indemnification as provided by
this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

                          (b)     To the extent that the Company maintains an
insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

                          (c)     In the event of any payment under this
Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                          (d)     The Company shall not be liable under this
Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                 10. EXCEPTION TO RIGHT OF INDEMNIFICATION. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or (b) such Proceeding is being brought by the Indemnitee to assert his rights under this Agreement.

                 11. DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a[n officer] [director] of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.
This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a[n officer] [director] of the Company or any other enterprise at the Company's request.

                 12. SECURITY. To the extent requested by the Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

                 13.      ENFORCEMENT.

                          (a)     The Company expressly confirms and agrees
that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a[n officer] [director] of the Company, and the Company acknowledges that Indemnitee is relying upon this
Agreement in serving as      a[n officer] [director] of the Company.

                          (b)     This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

                 14.      DEFINITIONS.  For purposes of this Agreement:

                          (a)     "Change in Control" means a change in control
of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act, as amended) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities (other than any such person or any affiliate thereof that is such a 15% beneficial owner as of the date hereof) without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 16, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. A Change in Control shall not be deemed to have occurred under item
(i) above if the "person" described under item (i) is entitled to report its ownership on Schedule 13G promulgated under the Act and such person is able to represent that it acquired such securities in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect. If the "person" referred to in the previous sentence would at any time not be entitled to continue to report such ownership on Schedule 13G pursuant to Rule 13d-1(b)(3)(i)(B) of the Act, then a Change in Control shall be deemed to have occurred at such time.

                          (b)     "Corporate Status" describes the status of a
person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.

                          (c)     "Disinterested Director" means a director of
the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                          (d)     "Enterprise" shall mean the Company and any
other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

                          (e)     "Expenses" shall include all reasonable
attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

                          (f)     "Independent Counsel" means a law firm, or a
member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                          (g)     "Proceeding" includes any threatened, pending
or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a[n officer] [director] of the Company, by reason of any action taken by him or of any inaction on his part while acting as a[n officer] [director] of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

                 15. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

                 16. MODIFICATION AND WAIVER. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                 17. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

                 18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                          (a)     If to Indemnitee, to:

                                   /s/ [SIGNATURE]
                                  ------------------------------
                                  ATL Products, Inc.
                                  1515 South Manchester Avenue
                                  Anaheim, California 92802-2907


                          (b)     If to the Company, to:
                                  ATL Products, Inc.
                                  1515 South Manchester Avenue
                                  Anaheim, California 92802-2907
                                  Attention:  Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

                 19. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

                 20. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                 21. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

                 22. GENDER. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                        ATL PRODUCTS, INC.


                                        By   /s/ KEVIN C. DALY
                                            --------------------------------
                                                 Kevin C. Daly President and
                                                 Chief Executive Officer


                                        -------------------------------------
                                                      , Indemnitee
                                        --------------

                                                                    EXHIBIT A


                                PROMISSORY NOTE



$                                                                      , 1997
 -------------------                                      ---------- --
                                                          Anaheim, California



        FOR VALUE RECEIVED, ATL Products, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Odetics, Inc., a Delaware corporation (the "Lender"), at Anaheim, California, or at such other place as the holder of this Note may from time to time designate in writing, the principal amount of __________________________________ dollars ($_________), with interest on the principal amount from the date of disbursement of the principal amount at the rate per annum set forth in this Note, to be paid as set forth in this Note.

        The principal amount of this Note shall bear interest at the rate per annum equal to Lender's cost of borrowing from the lesser of either of Lender's primary banks, or Lender's principal bank, as the case may be during the term of the Note, but shall not exceed the maximum rate of interest permitted by applicable law.

        The Borrower shall pay the principal amount of this Note and interest thereon as follows: The Borrower shall pay towards the principal, an amount equal to forty percent of the net proceeds of its initial public offering (the "Offering") of its common stock, such amount not to exceed $10,000,000, upon consummation of the Offering. The Borrower shall thereafter pay the remaining principal balance of this Note in sixteen (16) equal annual installments at the end of each calendar quarter commencing June 30, 1997 and continuing until all principal and interest have been fully paid. Each payment of principal shall be accompanied by a payment equal to all interest accrued on the outstanding principal amount of the Note.

        The Borrower shall have the right to prepay the principal sum of this Note, or any part thereof or interest thereon, at any time without penalty or prepayment charge.

       Both principal and interest shall be paid by Borrower in lawful money of the United States of America in cash or in the form of a cashier's or certified check.

       If the Borrower shall default in the timely making of any payment of principal and/or interest due hereunder and if the same remains unpaid for fifteen (15) days following receipt by Borrower of written notice of such default the Lender may declare the entire remaining indebtedness owing hereunder, including any accrued interest, to become immediately due and payable.

       Notwithstanding anything to the contrary in this Note, the total liability of the Borrower for payments in the nature of interest shall not exceed the limits applicable to this Note, if any, imposed by the usury laws, if any, of the United States of America or the State of California. If any payment in the nature of interest made by the Borrower or received by the holder of this
Note is determined to be in excess of any limit applicable to this Note imposed by such usury laws, then the amount of such excess shall constitute and be considered a payment of principal, not interest, and such amount shall be applied to reduce the principal sum so that the total liability of the Borrower for payments in the nature of interest does not exceed the applicable limits, if any, imposed by such usury laws. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Borrower by Lender.

       No delay or omission on the part of the Lender hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

       Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Borrower and the Lender thereof.

       Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

       All notices to be given under this Note shall be deemed served upon receipt by the addressee or, if mailed, upon the expiration of seventy-two
(72) hours after deposit in the United States Postal Service, certified mail, postage prepaid, addressed to the address of Borrower or Lender as hereinafter set forth:


       Borrower's Address:    2801 Kelvin Avenue
                              Irvine, California 92715
                              Attention:  Chief Executive Officer

       Lender's Address:      1515 South Manchester Avenue
                              Anaheim, California 92802-2907
                              Attention:  Chief Executive Officer

       This Note may from time to time be extended or renewed, with or without notice to Borrower or any guarantor hereon and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Borrower or any guarantor hereon.

       There are no oral agreements between the Lender and the Borrower relating to this Note. If any provision of this Note is held to be invalid or unenforceable, it shall not affect the validity and enforceability of the other provisions of this Note. This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof.

       IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first hereinabove written.


                                    ATL Products, Inc.


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:




                                       3